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                                                                    EXHIBIT 99.1

                     [LITTON CORPORATE LETTERHEAD]


FOR IMMEDIATE RELEASE                                  News
                                                       Release
                                                       Investor Contact:
                                                       J. Spencer Davis
                                                       (818) 598-5495

                                                       Media Contact:
                                                       Randy Belote
                                                       (703) 413-1521

LITTON NAMES RONALD D. SUGAR PRESIDENT AND CHIEF OPERATING OFFICER

       WOODLAND HILLS, CALIFORNIA, June 22, 2000...Litton Industries, Inc. (NYSE: LIT) announced today that Ronald D. Sugar, age 51, has been named president and chief operating officer of the company. Dr. Sugar will report to Michael R. Brown, Litton chairman and chief executive officer. Dr. Sugar joins Litton from TRW Inc. where he held the position of president and chief operating officer, TRW Aerospace & Information Systems.

       Fulfilling an important part of Litton's management succession plan, Dr. Sugar will be nominated for election to the corporation's board of directors at the Litton annual shareholders meeting in December 2000. The plan calls for Dr. Sugar to be elected to the position of Litton's chief executive officer on or before December 31, 2001 and, as part of the future leadership of Litton, for him to be in line to succeed Mr. Brown.

       "We are extremely pleased and fortunate to have Ron Sugar join Litton as president and chief operating officer," said Mr. Brown. "Ron brings to this position outstanding depth and breadth of experience from both the commercial and government industries. He has a proven track record of success in areas of growth and performance, and has clearly demonstrated the ability to work with customers, employees and investors to increase shareholder value. We will look to Ron to be a significant leader in

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the enhancement of the competitive advantage of our operating units.
Additionally, we look forward to his vigorous support of Litton's strategy to earn a significant return over our cost of capital."

       Dr. Sugar joined TRW in 1981, directing advanced research and development programs. He was promoted to positions of increasing responsibility including chief engineer and deputy program manager of the Milstar Satellite Payload Program, and in 1987 was appointed vice president of TRW Space Communications Division.

       In 1992, Dr. Sugar was appointed vice president, strategic business development, for TRW's Space & Defense Sector, and then became vice president of group development for the newly formed TRW Space & Electronics Group.

       He was elected executive vice president and chief financial officer of TRW, Inc. and became a member of the TRW Management Committee in 1994. In this position, he was responsible for the worldwide financial operations of the company and its subsidiaries, including accounting, tax, treasury, audit, investor relations, and information technology functions.

       Dr. Sugar served from 1996-1998 as executive vice president and general manager of TRW Automotive Electronics Group, and most recently as president and chief operating officer, TRW Aerospace & Information Systems. In this position, he became a member of TRW's Chief Executive Office.

       Prior to joining TRW, Dr. Sugar held positions at The Aerospace Corporation, Hughes Aircraft Company and Argosystems, Inc.

       In 1968, Dr. Sugar graduated summa cum laude in electrical engineering from the University of California at Los Angeles, where he also received master's (1969) and doctoral degrees (1971) in the same field. He subsequently completed executive education programs at Stanford University and The Wharton School of the University of Pennsylvania.

       He was recently appointed by the President of the United States to the National Security Telecommunications Advisory Committee. Also, Dr. Sugar is a member of the board of governors of the Aerospace Industries Association, a trustee of the National Defense Industrial Association and a member of the Conference

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Board Council of Operating Executives.

       Litton is the nation's largest builder of non-nuclear ships for the U.S. Navy and designs, builds, and overhauls surface ships for government and commercial customers worldwide. The company is a leading information technology
(IT) contractor to the U.S. government and provides specialized IT services to commercial customers and government customers in local/foreign jurisdictions. Litton is a leading provider of defense and commercial electronics technology, components, and materials for customers worldwide. Headquartered in Woodland Hills, California, Litton has more than 40,000 employees and $5 billion in annual revenue. For more information, visit Litton's website at www.litton.com.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS REFLECT MANAGEMENT'S CURRENT ASSUMPTIONS AND ESTIMATES OF FUTURE PERFORMANCE AND ECONOMIC CONDITIONS, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, SUCH AS THE SUCCESS OF THE COMPANY IN EXECUTING ITS MANAGEMENT SUCCESSION PLAN TO DEVELOP ITS EXECUTIVES, THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY. FOR A DISCUSSION IDENTIFYING ADDITIONAL IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS, SEE THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K, AND OTHER DOCUMENTS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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